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                                                                  EXHIBIT 10.63

                            FEE GUIDELINES AGREEMENT
                              (HINCKLEY FACILITY)

This Agreement is made effective October 1, 1996, by and between The Corporate Commission of the Mille Lacs Band of Ojibwe Indians (the "Corporate Commission"), and Mille Lacs Gaming Corporation, a Minnesota corporation ("Manager").

WHEREAS, the Corporate Commission and Manager are the parties to that certain Management Agreement - Hinckley Facility dated as of October 1, 1996 (the "Hinckley Management Agreement"); and

WHEREAS, the Hinckley Management Agreement states the terms and conditions pursuant to which Manager will, from and after the Effective Date, manage gaming and nongaming activities at the facility owned by the Corporate Commission and known as Grand Casino Hinckley; and

WHEREAS, Section 7.1 of the Hinckley Management Agreement provides that the Corporate Commission and Manager are to agree to criteria to be used in periodically evaluating and adjusting the Nongaming Management Fee; and

WHEREAS, the Corporate Commission and Manager desire to evidence their agreement to the criteria stated below;

NOW, THEREFORE, the Corporate Commission and the Manager hereby agree as follows:

1. Definitions. Capitalized terms used in this Agreement but which are not defined in this Agreement shall either have the meanings ascribed to them in the Hinckley Management Agreement or in Section 4 below.

2. Criteria. The Nongaming Management Fee to be established by the Management Committee pursuant to Section 7.1 of the Hinckley Management Agreement shall be established for each Fiscal Month during the term of the Hinckley Management Agreement prior to making the distributions and payments for such Fiscal Month to be made pursuant to Article VII of the Hinckley Management Agreement. The Nongaming Management Fee for such Fiscal Month shall be the percentage (the "Nongaming Management Fee Percentage") of the Gross Nongaming Revenues received by the Enterprise during such Fiscal Month as


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will produce a Nongaming Management Fee for such Fiscal Month which, when added to or subtracted from the Gaming Management Fee to be paid for such Fiscal Month, will equal the aggregate amount which would have been distributed for such Fiscal Month under the 1990 Hinckley Management Agreement, as modified by the Accounting Practices and Procedures (the "Accounting Practices") described in Section 3 below, as the Original Hinckley Fee (had the 1990 Hinckley Management Agreement remained in effect). Each of the parties hereto acknowledges that the Nongaming Management Fee for a given fiscal month may, depending on the results of the calculation of such Nongaming Management Fee, be either positive or negative.

The Nongaming Management Fee Percentage for a given Fiscal Month shall be calculated as follows:

      (a) First, the Original Hinckley Fee for such Fiscal Month which would have been paid under the 1990 Hinckley Management Agreement (as modified by the Accounting Practices) shall be calculated;

      (b)  Second, the Gaming Management Fee under the Hinckley
           Management Agreement shall be calculated;

      (c) Third, the result of calculation (b) above shall be subtracted from the result of calculation (a) above;

      (d) Fourth, the result of calculation (c) above shall be divided by the Nongaming Revenue for such Fiscal Month;

      (e) Fifth, the result of calculation (d) above (expressed as a decimal number) shall be converted into a percentage.

The percentage resulting from the conversion to which subparagraph (e) above refers shall be the Nongaming Management Fee Percentage for such Fiscal Month.

3. Accounting Practices and Procedures. In determining the Original Hinckley Fee and the amount which would have been distributed under the 1990 Hinckley Management Agreement, "net profits" to be allocated between the Corporate Commission and Manager shall mean income before income taxes determined pursuant to generally accepted accounting principles, adjusted as follows:


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Additions:

      (i) Add depreciation expense as recorded under generally accepted accounting principles; and

      (ii) Add insurance expense as recorded under generally accepted accounting principles.

Subtractions:

      (i) Subtract principal paid which would have been paid pursuant to that certain Real Estate Construction and Term Note (the "1991 Note"), in the original principal amount of $5,000,000, dated November 26, 1991 and given by the Corporate Commission to Peoples Bank of Commerce had such 1991 Note been paid in accordance with its original amortization schedule;

      (ii) Subtract principal paid under notes, and principal reductions under asset leases accounted for as capital lease obligations pursuant to generally accepted accounting principles, which notes and leases pertain to Enterprise assets;

      (iii) Subtract principal, if any, which would have been paid pursuant to the Original Hinckley Note (and the Restated Hinckley
           Note if the Restated Hinckley Note has replaced the Original Hinckley Note) had the Original Hinckley Note (and Restated Note) been paid in accordance with its (their) original amortization schedule;

      (iv) Subtract principal, if any, which would have been paid pursuant to the Original Hinckley Restaurant Note (and the Restated Hinckley Restaurant Note if the Restated Hinckley Restaurant Note has replaced the Original Hinckley Restaurant Note) had the Original Hinckley Note (and Restated Restaurant Note) been paid in accordance with its (their) original amortization schedule;

      (v) Subtract principal, if any, which would have been paid pursuant to the Original Hinckley RV Park Note (and the Restated Hinckley RV Park Note if the Restated Hinckley RV Park Note has replaced the Original Hinckley RV Park Note) had the Original Hinckley RV Park Note (and

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           Restated RV Park Note) been paid in accordance with its (their)
           original amortization schedule;

      (vi) Subtract such capital expenditure reserves for the Enterprise established by the Management Committee under the 1990 Hinckley Management Agreement; and

      (vii) Subtract such other costs and expenses of the Enterprise, if any, as were designated by such Management Committee for such subtraction.

4. Capitalized Terms. Capitalized terms and phrases which are not defined in the preceding portions of this Agreement or in the Hinckley Management Agreement shall have the following meanings:

      (a)  1990 Hinckley Management Agreement.  "1990 Hinckley
           Management Agreement" shall mean that certain Amended and Restated Management and Construction Agreements between the Corporate Commission and Manager dated as of September 10, 1990.

      (b) Original Hinckley Fee. "Original Hinckley Fee" shall mean the sum of all amounts which Manager would be entitled to receive under the 1990 Hinckley Management Agreement (as adjusted by the Accounting Practices) but excluding (i) all amounts payable under Sections 11.4 and 27 of the 1990 Hinckley Management Agreement, and
           (ii) all amounts payable under Section 11.1 of the 1990 Hinckley Management Agreement which are attributable to bill acceptors attached to video slot machines, for the period from October 1, 1996 to May 15, 1999 assuming the 1990 Hinckley Management Agreement remained in full force and effect through May 15, 1999.

      (c) Original Hinckley Note. "Original Hinckley Note" shall mean that certain Amended and Restated Adjustable Rate Promissory Note dated as of September 10, 1990 and evidencing a loan made by Manager to the Corporate Commission.

      (d) Original Hinckley RV Note. "Original Hinckley RV Note" shall mean that certain Promissory Note - Hinckley RV Park dated as of July 1, 1992 under which Manager made loan advances to the Corporate Commission.

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      (e)  Original Hinckley Restaurant Note.  "Original Hinckley
           Restaurant Note" shall mean that certain Promissory Note-Hinckley Restaurant dated as of July 1, 1992 under which Manager made loan advances to the Corporate Commission.

      (f) Restated Hinckley Note. "Restated Hinckley Note" shall mean that certain Restated Note as defined in Section 1.10 of the Hinckley Management Agreement.

      (g) Restated Hinckley RV Note. "Restated Hinckley RV Note" shall mean that certain Restated Hinckley RV Note as defined in Section
           1.10 of the Hinckley Management Agreement.

      (h)  Restated Hinckley Restaurant Note.  "Restated Hinckley
           Restaurant Note" shall mean that certain Restated Hinckley Restaurant Note as defined in Section 1.10 of the Hinckley Management Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the effective date stated above.

                                    Corporate Commission of the
                                    Mille Lacs Band of Ojibwe
                                    Indians

                                    By    s/ Paul Mans
                                         -----------------------------
                                         Name  Paul Mans
                                             -------------------------
                                         Title  Interim Commissioner of
                                                Corporate Affairs
                                                ------------------------

                                    Mille Lacs Gaming Corporation

                                    By   /s/ Thomas Brosig
                                         -----------------------------
                                         Name  Thomas Brosig
                                             -------------------------
                                         Title President
                                              ------------------------



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